UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 12, 2011 (May 12, 2011)
Date of Report (Date of earliest event reported)

Commission	Exact name of registrant as specified in its charter;	IRS Employer
File Number	State or other jurisdiction of incorporation or organization	Identification No.

1-5152	PACIFICORP	93-0246090
(An Oregon Corporation)
825 N.E. Multnomah Street
Portland, Oregon 97232
503-813-5608

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 12, 2011, PacifiCorp completed the sale of $400 million in aggregate principal amount of its 3.85% First Mortgage Bonds due June 15, 2021 (the "Bonds").

PacifiCorp intends to use the net proceeds from the sale of the Bonds to fund capital expenditures, for the repayment of short-term debt and for general corporate purposes.

The Twenty-Fourth Supplemental Indenture to the Mortgage and Deed of Trust between PacifiCorp and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon), as Trustee, which relates to the issuance of the Bonds and is dated as of May 1, 2011, is attached as an exhibit under Item 9.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.    Description

4.1	Twenty-Fourth Supplemental Indenture, dated as of May 1, 2011, to PacifiCorp's Mortgage and Deed of Trust dated as of January 9, 1989.
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.
99.1	Information relating to Item 14 - Other Expenses of Issuance and Distribution pursuant to PacifiCorp's Registration Statement on Form S-3ASR, Registration No. 333-170954.

Forward-Looking Statements

This report contains statements that do not directly or exclusively relate to historical facts. These statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by the use of forward-looking words, such as "will," "may," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "intend," "potential," "plan," "forecast" and similar terms. These statements are based upon PacifiCorp's current intentions, assumptions, expectations and beliefs and are subject to risks, uncertainties and other important factors. Many of these factors are outside PacifiCorp's control and could cause actual results to differ materially from those expressed or implied by PacifiCorp's forward-looking statements. These factors include, among others:

•	general economic, political and business conditions, as well as changes in laws and regulations affecting PacifiCorp's operations or related industries;

•
changes in, and compliance with, environmental laws, regulations, decisions and policies that could, among other items, increase operating and capital costs, reduce generating facility output, accelerate generating facility retirements or delay generating facility construction or acquisition;

•	the outcome of general rate cases and other proceedings conducted by regulatory commissions or other governmental and legal bodies;

•
changes in economic, industry or weather conditions, as well as demographic trends, that could affect customer growth and usage or electricity supply or PacifiCorp's ability to obtain long-term contracts with wholesale customers and suppliers;

•
a high degree of variance between actual and forecasted load that could impact PacifiCorp's hedging strategy and the cost of balancing its generation resources and wholesale activities with its retail load obligations;

•	performance and availability of PacifiCorp's generating facilities, including the impacts of outages and repairs, transmission constraints, weather and operating conditions;

•
hydroelectric conditions, as well as the cost, feasibility and eventual outcome of hydroelectric relicensing proceedings, that could have a significant impact on electricity capacity and cost and PacifiCorp's ability to generate electricity;

•
changes in prices, availability and demand for both purchases and sales of wholesale electricity, coal, natural gas, other fuel sources and fuel transportation that could have a significant impact on generating capacity and energy costs;

•	the financial condition and creditworthiness of PacifiCorp's significant customers and suppliers;

•	changes in business strategy or development plans;

•
availability, terms and deployment of capital, including reductions in demand for investment-grade commercial paper, debt securities and other sources of debt financing and volatility in the London Interbank Offered Rate, the base interest rate for PacifiCorp's credit facilities;

•	changes in PacifiCorp's credit ratings;

•
the impact of derivative contracts used to mitigate or manage volume, price and interest rate risk, including increased collateral requirements, and changes in commodity prices, interest rates and other conditions that affect the fair value of derivative contracts;

•	the impact of inflation on costs and our ability to recover such costs in rates;

•	increases in employee healthcare costs;

•
the impact of investment performance and changes in interest rates, legislation, healthcare cost trends, mortality and morbidity on expense and funding requirements associated with PacifiCorp's pension and other postretirement benefits plans and the joint trust plans to which PacifiCorp contributes;

•
unanticipated construction delays, changes in costs, receipt of required permits and authorizations, ability to fund capital projects and other factors that could affect future generating facilities and infrastructure additions;

•	the impact of new accounting guidance or changes in current accounting estimates and assumptions on consolidated financial results;

•	other risks or unforeseen events, including the effects of storms, floods, litigation, wars, terrorism, embargoes and other catastrophic events; and

•
other business or investment considerations that may be disclosed from time to time in PacifiCorp's filings with the United States Securities and Exchange Commission or in other publicly disseminated written documents.

PacifiCorp undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exclusive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFICORP
(Registrant)

Date: May 12, 2011	/s/ Douglas K. Stuver
Douglas K. Stuver
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Twenty-Fourth Supplemental Indenture, dated as of May 1, 2011, to PacifiCorp's Mortgage and Deed of Trust dated as of January 9, 1989.
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.
99.1	Information relating to Item 14 - Other Expenses of Issuance and Distribution pursuant to PacifiCorp's Registration Statement on Form S-3ASR, Registration No. 333-170954.

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